Exhibit 10.39

BGC HOLDINGS, L.P.

SECOND AMENDMENT

TO

AGREEMENT OF LIMITED PARTNERSHIP

This Second Amendment (“Second Amendment”) to the Agreement of Limited Partnership of BGC Holdings, L.P., amended and restated as of March 31, 2008, and as further amended March 1, 2009 (the “First Amendment”) (as amended, the “Agreement”), is effective as of the 3rd day of August, 2009.

WITNESSETH:

WHEREAS, the General Partner and the Exchangeable Limited Partners wish to make certain modifications to the First Amendment in connection with the creation of a new class of Units in the partnership;

WHEREAS, this Second Amendment has been approved by each of the General Partner and the Exchangeable Limited Partners (by the affirmative vote of a Majority in Interest); and

WHEREAS, this Second Amendment amends and restates the First Amendment in its entirety.

NOW, THEREFORE, the Agreement is hereby amended on the terms set forth in this Second Amendment:

Section 1. Creation and Description of Restricted Partnership Units

Pursuant to the authority conferred on the General Partner under the Agreement, including without limitation Section 4.02 thereof, there is hereby created a new class of Units in the Partnership designated as Restricted Partnership Units. Restricted Partnership Units shall be considered Working Partner Units.

A. The following definitions are hereby added to Section 1.01:

“‘Minimum Distribution Amount’ shall have the meaning set forth in Section 6.03.”

“‘Restricted Partnership Unit’ means any Unit designated as a Restricted Partnership Unit (“RPU”) in accordance with this Agreement.”

“‘Restricted Partnership Unit Post-Termination Amount’ has the meaning set forth in Section 4.03(d)(iv).”

“‘Restricted Partnership Unit Post-Termination Payment’ has the meaning set forth in Section 12.02(l)(i).”

B. The definition of “Working Partner Unit” under Section 1.01 is hereby amended and restated as follows:

“‘Working Partner Unit’ means any Unit (including High Distribution Units, High Distribution II Units, High Distribution III Units, High Distribution IV Units, Grant Units, Matching Grant Units or Restricted Partnership Units) designated as a Working Partner Unit in accordance with the terms of this Agreement.”

C. The first two sentences of Section 4.02 of the Agreement are hereby amended and restated as follows:

“SECTION 4.02. Interests. (a) Generally. (i) Types of Interests. Interests in the Partnership shall be divided into: (A) a General Partnership Interest, and (B) Limited Partnership Interests (including for the avoidance of doubt, the Regular Limited Partnership Interests, the Exchangeable Limited Partnership Interests, the Special Voting Limited Partnership Interest, the Founding Partner Interests, the REU Interests and the Working Partner Interests (which shall not constitute separate classes or groups of partnership interests within the meaning of the Act, provided that, Restricted Partnership Units shall be a separate class of Working Partner Interests and shall constitute a separate class or group of partnership interests within the meaning of Section 12(g) of the Securities Exchange Act of 1934.).”

D. The second sentence of Section 4.02(f) of the Agreement is hereby amended and restated as follows:

“The Working Partner Interests shall be sub-divided into six classes: (A) Grant Units, (B) Matching Grant Units, (C) High Distribution Units, (D) High Distribution II Units, (E) High Distribution III Units, (F) High Distribution IV Units, and (G) Restricted

Partnership Units.”

E. Subsection (h), which states “No Additional Classes of Interests. There shall be no additional classes of partnership interests in the Partnership” is hereby deleted from Section 4.02.

F. Subsection (d)(iv) is hereby added to Section 4.03 as follows:

“(d)(iv) Each grant of an Restricted Partnership Unit shall set forth an amount (the “Restricted Partnership Unit Post-Termination Amount”), potentially payable to the holder of such Restricted Partnership Unit following the redemption of such Restricted Partnership Unit in accordance with Section 12.03(b), as well as a vesting schedule setting forth the portion of the Restricted Partnership Unit Post-Termination Amount that shall become payable in such circumstances and the terms and conditions of such vesting; provided that if a vesting schedule is not set forth in the documentation relating to such grant or is not otherwise specified in writing, the Restricted Partnership Unit Post-Termination Amount shall vest annually over three (3) years on a pro rata basis.”

G. In addition, the last clause of Section 4.03(e)(i) is hereby replaced with the following:

“provided that if no vesting schedule is set forth in the documentation relating to such grant or is otherwise specified in writing, the REU Post-Termination Amount shall vest annually over three (3) years on a pro rata basis.”

H. Subsection (v) is hereby added to Section 12.01(a) of the Agreement as follows:

“(v) Restricted Partnership Units. Restricted Partnership Units shall represent a separate class of Working Partner Interests in the Partnership.”

Section 2. Voting Rights of Restricted Partnership Units

Subsection (c) to Section 13.01 is hereby added as follows:

“(c) Notwithstanding this Section 13.01 or any other provision in this Agreement, the Restricted Partnership Units shall have no voting rights except as required by the Act.”

Section 3. Post-Termination Payment; Minimum Distributions In Respect of Restricted Partnership Units

A. The first clause of the first sentence of Section 12.02(a)(ii)(A) is hereby amended and restated as follows:

“Except as otherwise agreed to by each of the General Partner and the applicable Working Partner or as otherwise expressly provided herein, and except with respect to Restricted Partnership Units, upon any Termination or Bankruptcy of a Working Partner (or the Termination or Bankruptcy of the beneficial owner of the stock or other ownership interest of any such Working Partner that is a corporation or other entity), (1) the portion of the Working Partner Interest held by such Partner that shall have become exchangeable pursuant to Section 8.01(b)(iv), if any, shall automatically be Exchanged with BGC Partners for BGC Partners Class A Common Stock on the terms set forth in Sections 8.01(f), 8.01(g) and 8.01(h);”

B. The first clause of the first sentence of Section 12.02(b)(iii) is hereby amended and restated as follows:

“(iii) The “Base Amount” means: (1) with respect to any Founding Partner Unit received pursuant to the Cantor Redemption or any REU Interest or Restricted Partnership Unit, an amount equal to zero (0); and (2) with respect to all of the Working Partner Interest (other than Restricted Partnership Units) held by a Terminated or Bankrupt Working Partner on the date such Working Partner becomes a Terminated or Bankrupt Working Partner, an amount equal to the smallest of:”

C. The following Section 12.02(l) is hereby added to the Agreement:

“12.02(l) Post-Termination Payments for Restricted Partnership Units

(i) Subject to Sections 12.02(l)(ii) and 12.02(l)(vi), following the Termination of a holder of Restricted Partnership Units, the Partnership shall redeem the Restricted Partnership Units, and in exchange therefor, shall deliver to such holder (or his, her or its Personal Representative in the event of the death of such holder) an amount of cash equal to the portion, if any, of the Restricted Partnership Unit Post-Termination Amount associated with such Restricted Partnership Units that has vested in accordance with the vesting schedule set forth in the grant of such Restricted Partnership Units; provided, however, that, in lieu of such cash payment for an Restricted Partnership Unit or Restricted Partnership Units, the Partnership may cause such Restricted Partnership Unit or Restricted Partnership Units held by such Partner to become exchangeable pursuant to Section 8.01(b)(iv) and to automatically be Exchanged with BGC Partners for BGC Partners Class A Common Stock on the terms set forth in Sections 8.01(f), 8.01(g) and 8.01(h); provided that the General Partner shall determine the Exchange Effective Date (which date shall be on the date of such Termination or Bankruptcy or as promptly as practicable thereafter and which may be later than the Calculation Date), it being understood that the aggregate value of the shares of BGC Partners Class A Common Stock may be more or less than the vested Restricted Partnership Unit Post-Termination Amount of such Restricted Partnership Units. The total amount of cash and/or shares payable pursuant to this Section 12.02(l)(i) is referred to herein as the “Restricted Partnership Unit Post-Termination Payment.” A Terminated Restricted Partnership Unit holder’s eligibility to receive the Restricted Partnership Unit Post-Termination Payment shall be subject to the vesting schedule set forth in the award of such Restricted Partnership Units. The obligation to make any Restricted Partnership Unit Post-Termination Payment shall be cancelled and no such payment shall be made in the event the Partnership is dissolved without reconstitution prior to the date such holder of Restricted Partnership Units becomes a Terminated Restricted Partnership Partner.

(ii) Notwithstanding the foregoing, the payment of a Restricted Partnership Unit Post-Termination Payment shall be paid in four (4) equal installments on each of the first, second, third and fourth anniversaries of the Payment Date (subject to any delay caused by the administration of the estate of a deceased or Bankrupt Working Partner) as set forth in the grant of the applicable Restricted Partnership Unit, and such payment shall be subject to the following: the applicable Working Partner shall not have violated his, her, or its Partner Obligations (including engaging in any Competitive Activity) prior to the date each such payment is due and the Partnership may condition the receipt of any Restricted Partnership Unit Post-Termination Payment upon receipt of a certification, in form and substance acceptable to the General Partner, that such former Working Partner (or in the case of any Restricted Partnership Units held by a corporate Working Partner, the majority owner of such Working Partner) has not violated his, her or its Partner Obligations (including engaging in any Competitive Activity) prior to the date such payment is due; provided, however, that the Personal Representative of a deceased Working Partner shall not be entitled to receive any payment pursuant to this Section 12.02(l) if the deceased Working Partner violated his, her, or its Partner Obligations (including engaging in a Competitive Activity) prior to his, her or its death.

(iii) Payments of the Restricted Partnership Unit Post-Termination Payment shall not bear interest.

(iv) The provisions of Sections 12.02(d)(ii), 12.02(d)(iii), 12.02(d)(iv), 12.02(d)(v) and 12.02(d)(vi) shall apply to Restricted Partnership Units with such modifications as may be required (as determined by the General Partner) to reflect the purpose of this Section 12.02(l).

(v) Each Working Partner holding Restricted Partnership Units acknowledges and agrees that payments pursuant to this Section 12.02(l) represent a right to a fixed payment and do not represent a payment with respect to any Partnership asset of any nature.

(vi) Notwithstanding any other provision of this Agreement, in the event a Founding/Working Partner is not allocated an amount of losses with respect to a Restricted Partnership Unit where such losses are allocated generally to other Units in the Partnership, the amounts payable with respect to and/or in connection with such Unit pursuant to this Section 12.02(l) shall be reduced, in the aggregate and in such proportion as the General Partner shall determine in its sole and absolute discretion, by the amount of any such loss not so allocated.

(vii) Notwithstanding any other provision in this Agreement, the obligation to make any Restricted Partnership Unit Post-Termination Payment shall be cancelled in the event the Partnership is dissolved without reconstitution after the date such holder of Restricted Partnership Units becomes a Terminated Partner.”

D. The following Section 6.03 is hereby added to the Agreement:

“Minimum Distributions in Respect of Restricted Partnership Units. Notwithstanding Section 6.01, in no event shall the amount distributed with respect to each Restricted Partnership Unit be less than one-half of a cent ($0.005) with respect to each fiscal quarter (the “Minimum Distribution Amount” or “MDA”). In the event that the amount distributable in respect of such Restricted Partnership Unit pursuant to Section 6.01(a)(ii) is less than the MDA for any fiscal quarter or consecutive fiscal quarters, or is negative, the amount distributed to such Working Partner for the next applicable quarter or future quarters during which such distributable amount exceeds the MDA shall be reduced to the fullest extent possible (but not below the MDA for any such quarter) by an amount equal to such shortfall, until the shortfall has been reduced to zero (0), provided that, in the event there remains a cumulative shortfall between the aggregate amount of shortfall and the amount by which distributions pursuant to 6.01(a)(ii) have been reduced pursuant to this section, with respect to Restricted Partnership Units at the time such person becomes a Terminated Partner, the cumulative shortfall shall be applied to reduce (but not below zero (0)) first the Adjusted Capital Account of any Units held by the holder of such Units, then the Post-Termination Payment applicable to any Units, and thereafter, any other payments in respect of any other Units owed by the Partnership to such Terminated Partner. The General Partner in its sole and absolute discretion shall determine the characterization for tax purposes of any distribution to a Partner or Terminated Partner pursuant to this Section 6.03 and the impact of such payment, if any, on amounts allocable to and distributable to all Partners under this Agreement.”

E. The following is hereby added to the beginning of Section 5.04(a): “Except as otherwise expressly provided in this Agreement,”

Section 4. Distributions In Respect of Restricted Partnership Units in the event of Dissolution

Restricted Partnership Units shall not be entitled to distributions in the event of dissolution of the Partnership. Accordingly, subsection (iv) of Section 9.03 of the Agreement is hereby replaced with the following:

“(iv) fourth, to the Partners (other than with respect to Restricted Partnership Units) in proportion to their respective Percentage Interests (provided that for purposes of this section, the number of Restricted Partnership Units shall not be counted in the calculation of a Partner’s Percentage Interest).”

Section 5. Other Amendments

The General Partner shall have the authority, without the consent of the other Partners other than the Exchangeable Limited partners, to make such other amendments to the Agreement as are necessary or appropriate to give effect to the intent of the foregoing Amendment including, without limitation, to amend the Table of Contents or to reflect the foregoing amendments in an Amended and Restated Partnership Agreement (and to further amend and/or restate such Amended and Restated Partnership Agreement to reflect the foregoing amendments to the extent necessary or appropriate as determined by the General Partner.

BGC GP, LLC

By:	/s/ Howard W. Lutnick
Name:	Howard W. Lutnick
Title:	Chairman and CEO

CANTOR FITZGERALD, L.P., as the Exchangeable Limited Partner

By:	/s/ Howard W. Lutnick
Name:	Howard W. Lutnick
Title:	Chairman

[Signature Page to Second Amendment, effective as of August 3, 2009, to Agreement of Limited Partnership of BGC Holdings, L.P., regarding RPUs]

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